Exhibit 10(h)
                             FIRST AMENDMENT TO THE
                              EMERSON ELECTRIC CO.
                             SUPPLEMENTAL EXECUTIVE
                                RETIREMENT PLAN


                    WHEREAS, Emerson Electric Co. previously adopted the Emerson Electric Co. Supplemental Executive Retirement Plan to provide for the payment of a competitive retirement income and thereby attract and retain selected executives; and
                    WHEREAS, Emerson Electric Co. desires to amend the Supplemental Executive Retirement Plan effective October 4, 1999;
                    NOW, THEREFORE, effective as of October 4, 1999, the Emerson Electric Co. Supplemental Executive Retirement Plan is amended to read as follows:

                                SECTION I
                               DEFINITIONS

          A. "Beneficiary" means the Beneficiary designated by the Participant to receive a death benefit under the Plan.
          B. "Change of Control" means any of the following: (a) the purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then-outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; (b) individuals who, as of the date hereof, constitute the Incumbent Board cease for any reason to constitute at least the majority of the Board of Directors of the Company, provided that any person who becomes a director subsequent to the date hereof whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act shall be, for purposes of This Section, considered as though such person were a member of the Incumbent Board; or (c) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.
          C.     "Code"  means the Internal Revenue Code of 1986, as amended.
          D. "Committee" means the Compensation and Human Resources Committee of the Board of Directors of the Company.
          E.     "Company" means Emerson Electric Co., a Missouri corporation.
          F.     "Employee" means an Employee of an Employer.
          G. "Employer" means the Company and any of its subsidiaries or affiliates which has, with the consent of the Board of Directors of the Company, adopted the Plan.
          H.     "Employment"  means employment with an Employer.
          I. "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          J. "Incumbent Board" means the individuals who, as of the date of adoption of this Plan, constitute the Board of Directors of the Company.
          K. "Normal Retirement Benefit" means the normal retirement benefit to which a Participant is entitled under Section 5-1 of Appendix 10 of the Retirement Plan, computed without regard to the limitations of Section 18.6 of the Retirement Plan and without regard to the limitation on the amount of compensation which may be taken into account under Section 401(a)(17) of the Code and by adding to compensation for each calendar year the amount which the Participant elected to defer under the Supplemental Executive Savings Investment Plan for such year.
          L. "Normal Retirement Benefit Under the Retirement Plan" means the Normal Retirement Benefit to which a Participant is entitled under Section 5-1 of Appendix 10 of the Retirement Plan as limited by Section 18.6 of the Retirement Plan and by the amount of compensation which may be taken into account under Section 401(a)(17) of the Code.
          M. "Participant" means an Employee eligible to participate in the Plan pursuant to Section II.
          N. "Plan" means this Emerson Electric Co. Supplemental Executive Retirement Plan.
          O.     "Retirement Plan"  means the Emerson Electric Co. Retirement
Plan.
          P. "Surviving Spouse" means the surviving spouse of a deceased Participant to whom such Participant had been married for at least one full year as of the date of the Participant's death.
          Q. "Survivor Benefit" means a monthly benefit for the life of the Surviving Spouse equal to 50% of the monthly benefit to which the Participant would be entitled computed as if the Participant commenced receiving benefits on the date of his death in the form of a straight life annuity of equivalent actuarial value to the benefit accrued under Section III-A using the same actuarial assumptions as are used in computing equivalent actuarial values under the Retirement Plan.

                                SECTION II
                                ELIGIBILITY

          Participation in the Plan shall be limited to those Employees whom the Committee selects by written notice to the Participant.

                                SECTION III
                                 BENEFITS

          A. A Participant who terminates Employment with a vested benefit under the Retirement Plan shall receive a monthly benefit under the Plan which, when expressed as a straight life annuity with sixty monthly payments guaranteed, is equal to his Normal Retirement Benefit reduced by his Normal Retirement Benefit Under the Retirement Plan.
          B. Notwithstanding Section III-A the Committee, in its discretion, may direct that a different level of benefit shall be payable to any Participant.

                                SECTION IV
                         TIME AND FORM OF PAYMENTS

          A. Except as otherwise provided in Section VI, the benefit payable under Section III shall commence on the first day of the month coincident with or next following the later of (a) the date the Participant attains age 65 or (b) the date the Participant terminates Employment. The benefit shall be payable for the life of the Participant with sixty monthly payments guaranteed. If the Participant dies prior to receiving sixty monthly payments, the unpaid installments shall be paid to his Beneficiary.
          B. Notwithstanding Section IV-A, the Committee may, in its discretion, direct that a benefit, of equivalent actuarial value to the benefit described in Section III-A (or of another value established by the Committee under Section III-B), shall be payable to any Participant in such form and payable at such times as the Committee shall determine. All equivalent actuarial values shall be determined by using the same actuarial assumptions as are used in computing equivalent actuarial values under the Retirement Plan.

                                SECTION V
                         PRE-RETIREMENT DEATH BENEFIT

          If a Participant dies in Employment leaving a Surviving Spouse, such Spouse shall receive the Survivor Benefit.

                                SECTION VI
                             CHANGE OF CONTROL

          Notwithstanding anything else contained in the Plan, in the event of a Change of Control, all accrual of benefits under this Plan shall cease and each Participant shall become fully vested in his accrued benefits as of the date of the Change of Control, even if he is not fully vested under the Retirement Plan. Each Participant shall be paid, at the Participant's election, (a) upon the Change of Control or (b) upon the Participant's termination of Employment occurring after the Change of Control. If the Participant elects to receive payment upon the Change of Control, payment shall be made in the form of a lump sum distribution which is the actuarial equivalent of such accrued benefits (using the same actuarial assumptions as are used in computing equivalent actuarial values under the Retirement Plan). If the Participant elects to receive payment upon the termination of Employment occurring after the Change of Control, the Participant shall make an additional election to receive payment in the form of either a lump sum distribution or the form of benefit provided under Section IV. At the commencement of participation in the Plan, each Participant shall make an irrevocable election as to the timing and form of any payments due under this
Section VI.

                                SECTION VII
                           FORFEITURE OF BENEFITS

          If any Participant entitled to a benefit under the Plan is discharged for cause, or enters into competition with the Company, or interferes with the relations between the Company and any customer, or engages in any activity that would result in any decrease of, or loss in, sales by the Company, the rights of such Participant to a benefit under the Plan, including the rights of a Surviving Spouse to a benefit, will be forfeited, unless the Committee determines that such activity is not detrimental to the best interests of the Company. However, if the individual ceases such activity and notifies the Committee of this action, then the Participant's right to receive a benefit, and any right of a Surviving Spouse to a benefit, may be restored within 60 days of said notification, unless the Committee in its sole discretion determines that the prior activity has caused serious injury to the Company, which determination shall be final and conclusive.

                                SECTION VIII
                      ADMINISTRATION AND CLAIMS PROCEDURE

          A. The Committee shall construe, interpret and administer all provisions of the Plan and a decision of a majority of the members of the Committee shall govern.
          B. A decision of the Committee may be made by a written document signed by a majority of the members of the Committee or by a meeting of the Committee. The Committee may authorize any of its members to sign documents or papers on its behalf.
          C. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective exercise of its duties, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both ministerial and discretionary, as the Committee may deem expedient and appropriate.
          D. No member of the Committee shall make any decision or take any action covering exclusively his own benefits under the Plan, but all such matters shall be decided by a majority of the remaining members of the Committee or, in the event of inability to obtain a majority, by the Board of Directors of the Company.
          E. A Participant who believes that he is being denied a benefit to which he is entitled (hereinafter referred to as "Claimant") may file a written request for such benefit with the Committee setting forth his claim. The request must be addressed to: Compensation and Human Resources Committee, Emerson Electric Co., 8000 West Florissant, St. Louis, Missouri 63136.
          F. Upon receipt of a claim the Committee shall advise the Claimant that a reply will be forthcoming within 90 days and shall in fact deliver such reply in writing within such period. The Committee may, however, extend the reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, the Committee will adopt a written opinion using language calculated to be understood by the Claimant setting forth:
               1.     the specific reason or reasons for denial,
               2. the specific references to pertinent Plan provisions on which the denial is based,
               3. a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary,
               4. appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and
               5. the time limits for requesting a review under Subsection G and for the review under Subsection H.
          G. Within sixty days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Chief Executive Officer of the Company review the determination of the Committee. Such request must be addressed to: Chief Executive Officer, Emerson Electric Co., 8000 West Florissant, St. Louis, Missouri 63136. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Chief Executive Officer. If the Claimant does not request a review of the Committee's determination by the Chief Executive Officer within such sixty-day period, he shall be barred and estopped from challenging the Committee's determination.
          H. Within sixty days after the Chief Executive Officer's receipt of a request for review, he will review the Committee's determination. After considering all materials presented by the Claimant, the Chief Executive Officer will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent Plan provisions on which the decision is based. If special circumstances require that the sixty-day time period be extended, the Chief Executive Officer will so notify the Claimant and will render the decision as soon as possible but not later than 120 days after receipt of the request for review.

                                SECTION IX
                              MISCELLANEOUS

          A.     Plan Year.  The Plan Year shall be the calendar year.
          B. Spendthrift. No Participant or beneficiary shall have the right to assign, transfer, encumber or otherwise subject to lien any of the benefits payable or to be payable under this Plan.
          C. Incapacity. If, in the opinion of the Committee, a person to whom a benefit is payable is unable to care for his affairs because of illness, accident or any other reason, any payment due the person, unless prior claim therefor shall have been made by a duly qualified guardian or other duly appointed and qualified representative of such person, may be paid to some member of the person's family, or to some party who, in the opinion of the Committee, has incurred expense for such person. Any such payment shall be a payment for the account of such person and shall be a complete discharge of any liability.
          D. Employee Rights. The Employer, in adopting this Plan, shall not be held to create or vest in any Employee or any other person any benefits other than the benefits specifically provided herein, or to confer upon any Employee the right to remain in the service of the Employer.
          E.     Service of Process and Plan Administrator.
               1. The Vice President-Law of the Company shall be the agent for service of legal process.
               2.     The Company shall constitute the Plan Administrator.
          F. Unfunded Plan. The Plan shall be unfunded. All payments to a Participant under the Plan shall be made from the general assets of the Employer. The rights of any Participant to payment shall be those of an unsecured general creditor of the Company.
          G. Company Rights. The Company reserves the right to amend or terminate the Plan. Each Employer may terminate its participation in the Plan at any time.
          H. Reemployment. If a Participant is receiving benefits under the Plan and is re-employed by an Employer, benefits shall cease until he is no longer employed by an Employer.
          I. Governing Law. The Plan shall be governed and construed according to the laws of the State of Missouri.
               IN WITNESS WHEREOF, Emerson Electric Co. has caused this Amendment to be executed by one of its duly authorized officers this 4th day of October, 1999.
                                               EMERSON ELECTRIC CO.



                                               By /s/ J. A. Harmon
                                                  ----------------

                                                  Senior Vice President
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